Exhibit 99.2

KAR Auction Services, Inc.

Q2 and YTD 2011 Supplemental Financial Information

August 9, 2011

KAR Auction Services, Inc.

EBITDA and Adjusted EBITDA Measures

EBITDA and Adjusted EBITDA Measures

EBITDA and Adjusted EBITDA as presented herein are supplemental measures of our performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). They are not measurements of our financial performance under GAAP and should not be considered as substitutes for net income (loss) or any other performance measures derived in accordance with GAAP.

EBITDA is defined as net income (loss), plus interest expense net of interest income, income tax provision (benefit), depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items of income and expense and expected incremental revenue and cost savings as described in our senior secured credit agreement covenant calculations. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about one of the principal measures of performance used by our creditors. In addition, management uses Adjusted EBITDA to evaluate our performance and to evaluate results relative to incentive compensation targets. EBITDA and Adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of the results as reported under GAAP. These measures may not be comparable to similarly titled measures reported by other companies.

The following tables reconcile EBITDA and Adjusted EBITDA to net income (loss) for the periods presented:

	Three Months Ended June 30, 2011
(Dollars in millions), (Unaudited)	ADESA	IAAI	AFC	Corporate	Consolidated

Net income (loss)	$17.9	$20.7	$13.1	($66.0)	($14.3)
Add back:
Income taxes	13.1	12.6	8.1	(40.7)	(6.9)
Interest expense, net of interest income	0.2	0.5	3.0	45.9	49.6
Depreciation and amortization	21.0	16.1	6.2	0.3	43.6
Intercompany	9.5	9.6	(3.6)	(15.5)	—

EBITDA	61.7	59.5	26.8	(76.0)	72.0
Adjustments	3.7	(3.6)	(1.6)	61.6	60.1

Adjusted EBITDA	$65.4	$55.9	$25.2	($14.4)	$132.1

	Three Months Ended June 30, 2010
(Dollars in millions), (Unaudited)	ADESA	IAAI	AFC	Corporate	Consolidated

Net income (loss)	$26.6	$13.0	$9.9	($20.9)	$28.6
Add back:
Income taxes	15.2	7.9	6.2	(9.4)	19.9
Interest expense, net of interest income	0.3	0.6	1.8	33.2	35.9
Depreciation and amortization	20.9	14.6	6.2	0.1	41.8
Intercompany	10.5	9.6	(3.3)	(16.8)	—

EBITDA	73.5	45.7	20.8	(13.8)	126.2
Adjustments	3.3	4.6	(1.3)	(1.8)	4.8

Adjusted EBITDA	$76.8	$50.3	$19.5	($15.6)	$131.0

	Six Months Ended June 30, 2011
(Dollars in millions), (Unaudited)	ADESA	IAAI	AFC	Corporate	Consolidated
Net income (loss)	$43.7	$39.9	$28.1	($86.2)	$25.5
Add back:
Income taxes	11.0	22.0	14.3	(53.2)	(5.9)
Interest expense, net of interest income	0.4	1.1	5.1	76.2	82.8
Depreciation and amortization	42.4	32.5	12.4	0.4	87.7
Intercompany	22.7	19.2	(6.8)	(35.1)	—

EBITDA	120.2	114.7	53.1	(97.9)	190.1
Adjustments	6.9	(1.2)	(3.0)	66.6	69.3

Adjusted EBITDA	$127.1	$113.5	$50.1	($31.3)	$259.4

	Six Months Ended June 30, 2010
(Dollars in millions), (Unaudited)	ADESA	IAAI	AFC	Corporate	Consolidated
Net income (loss)	$49.4	$24.8	$15.7	($53.2)	$36.7
Add back:
Income taxes	25.0	16.4	10.7	(33.5)	18.6
Interest expense, net of interest income	0.5	1.1	3.2	66.0	70.8
Depreciation and amortization	43.0	29.4	12.4	0.3	85.1
Intercompany	21.4	19.1	(5.5)	(35.0)	—

EBITDA	139.3	90.8	36.5	(55.4)	211.2
Adjustments	7.3	8.3	0.7	23.6	39.9

Adjusted EBITDA	$146.6	$99.1	$37.2	($31.8)	$251.1

Certain of our loan covenant calculations utilize financial results for the most recent four consecutive fiscal quarters. The following table reconciles EBITDA and Adjusted EBITDA to net income for the periods presented:

	Three Months Ended				Twelve Months Ended
(Dollars in millions) (Unaudited)	September 30, 2010	December 31, 2010	March 31, 2011	June 30, 2011	June 30, 2011

Net income	$25.6	$7.3	$39.8	($14.3)	$58.4
Add back:
Income taxes	11.1	(2.5)	1.0	(6.9)	2.7
Interest expense, net of interest income	35.5	35.0	33.2	49.6	153.3
Depreciation and amortization	42.2	44.0	44.1	43.6	173.9

EBITDA	114.4	83.8	118.1	72.0	388.3
Nonrecurring charges	2.8	8.4	2.8	16.2	30.2
Noncash charges	5.8	12.9	8.5	46.2	73.4
AFC interest expense	(1.9)	(2.1)	(2.1)	(2.3)	(8.4)

Adjusted EBITDA	$121.1	$103.0	$127.3	$132.1	$483.5

Segment Results

ADESA Results

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in millions)	2011	2010	2011	2010
ADESA revenue	$257.5	$280.1	$525.8	$553.7
Cost of services*	143.7	152.8	298.7	308.8

Gross profit*	113.8	127.3	227.1	244.9
Selling, general and administrative	52.4	54.0	107.5	105.8
Depreciation and amortization	21.0	20.9	42.4	43.0

Operating profit	$40.4	$52.4	$77.2	$96.1

EBITDA	$61.7	$73.5	$120.2	$139.3
Adjustments	3.7	3.3	6.9	7.3

Adjusted EBITDA	$65.4	$76.8	$127.1	$146.6

*	Exclusive of depreciation and amortization

Revenue for ADESA for the three months ended June 30, 2011, decreased $22.6 million, or 8%, to $257.5 million, as compared with $280.1 million for the three months ended June 30, 2010. Gross profit for ADESA decreased $13.5 million, or 11%, to $113.8 million, as compared with $127.3 million for the three months ended June 30, 2010. Gross margin for ADESA was 44.2% for the three months ended June 30, 2011 versus 45.4% for the three months ended June 30, 2010. The decreases in revenue and gross profit were primarily a result of a 14% decrease in the number of vehicles sold, partially offset by a 7% increase in revenue per vehicle sold, both as compared to the three months ended June 30, 2010. Selling, general and administrative expense decreased $1.6 million to $52.4 million, primarily due to decreases in marketing costs, incentive compensation and other miscellaneous expenses, partially offset by increases for costs at acquired sites and fluctuations in the Canadian exchange rate.

Revenue for ADESA for the six months ended June 30, 2011, decreased $27.9 million, or 5%, to $525.8 million, as compared with $553.7 million for the six months ended June 30, 2010. Gross profit for ADESA decreased $17.8 million, or 7%, to $227.1 million, as compared with $244.9 million for the six months ended June 30, 2010. Gross margin for ADESA was 43.2% for the six months ended June 30, 2011 versus 44.2% for the six months ended June 30, 2010. The decreases in revenue and gross profit were primarily a result of a 10% decrease in the number of vehicles sold, partially offset by a 5% increase in revenue per vehicle sold, both as compared to the six months ended June 30, 2010. Selling, general and administrative expense increased $1.7 million to $107.5 million, due primarily to increases for costs at acquired sites, fluctuations in the Canadian exchange rate, travel costs and telecom expenses, partially offset by decreases in marketing and compensation and incentive compensation costs.

For the three months ended June 30, 2011, ADESA’s used vehicle conversion percentage declined to 60.8% as compared to 64.9% for the three months ended June 30, 2010. For the six months ended June 30, 2011, ADESA’s used vehicle conversion percentage declined to 63.7% as compared to 66.7% for the six months ended June 30, 2010. The decline in conversion rates was driven in part by the company’s growth in dealer consignment vehicles, which typically convert at a lower conversion rate than institutional vehicles.

IAAI Results

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in millions)	2011	2010	2011	2010
IAAI revenue	$173.2	$157.3	$349.1	$316.1
Cost of services*	101.0	91.8	201.4	185.3

Gross profit*	72.2	65.5	147.7	130.8
Selling, general and administrative	19.0	20.0	39.6	40.6
Depreciation and amortization	16.1	14.6	32.5	29.4

Operating profit	$37.1	$30.9	$75.6	$60.8

EBITDA	$59.5	$45.7	$114.7	$90.8
Adjustments	(3.6)	4.6	(1.2)	8.3

Adjusted EBITDA	$55.9	$50.3	$113.5	$99.1

*	Exclusive of depreciation and amortization

Revenue from IAAI for the three months ended June 30, 2011 increased $15.9 million, or 10%, to $173.2 million, as compared with $157.3 million for the three months ended June 30, 2010. Gross profit at IAAI increased $6.7 million, or 10%, to $72.2 million, as compared with $65.5 million for the three months ended June 30, 2010. Gross margin for IAAI was 41.7% for the three months ended June 30, 2011 versus 41.6% for the three months ended June 30, 2010. The increases in revenue and gross profit for the three months ended June 30, 2011 were primarily a result of a five % increase in vehicles sold, an increase in fee revenue per unit due to an increase in average selling price for vehicles sold at auction and the incremental revenue attributable to non-insurance vehicles sold for the three months ended June 30, 2011. Selling, general and administrative expense decreased $1.0 million, or 5%, to $19.0 million, as compared with $20.0 million for the three months ended June 30, 2010. The decrease in selling, general and administrative expenses was attributable to decreases in incentive-based compensation and stock-based compensation expense, severance related to the company’s process improvement initiative, partially offset by increased spending on professional fees and travel costs.

Revenue from IAAI for the six months ended June 30, 2011 increased $33.0 million, or 10%, to $349.1 million, as compared with $316.1 million for the six months ended June 30, 2010. Gross profit at IAAI increased $16.9 million, or 13%, to $147.7 million, as compared with $130.8 million for the six months ended June 30, 2010. Gross margin for IAAI was 42.3% for the six months ended June 30, 2011 versus 41.4% for the six months ended June 30, 2010. The increases in revenue and gross profit for the six months ended June 30, 2011 were primarily a result of a four % increase in vehicles sold, an increase in fee revenue per unit, due to an increase in average selling price for vehicles sold at auction, as well as the incremental revenue attributable to non-insurance vehicles sold for the six months ended June 30, 2011. Selling, general and administrative expense decreased $1.0 million, or 2%, to $39.6 million, as compared with $40.6 million for the six months ended June 30, 2010. The decrease in selling, general and administrative expenses was attributable to decreases in incentive-based compensation and stock-based compensation expense, as well as severance related to the company’s process improvement initiative, partially offset by increased spending on professional fees and travel costs.

AFC Results

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in millions except volumes and per loan amounts)	2011	2010	2011	2010
AFC revenue	$39.9	$32.6	$78.4	$58.6
Cost of services*	8.1	7.1	15.8	13.6

Gross profit*	31.8	25.5	62.6	45.0
Selling, general and administrative	5.0	4.7	9.5	8.5
Depreciation and amortization	6.2	6.2	12.4	12.4

Operating profit	$20.6	$14.6	$40.7	$24.1

EBITDA	$26.8	$20.8	$53.1	$36.5
Adjustments	(1.6)	(1.3)	(3.0)	0.7

Adjusted EBITDA	$25.2	$19.5	$50.1	$37.2

Loan transactions	251,730	219,758	523,743	451,253
Revenue per loan transaction	$159	$148	$150	$130

*	Exclusive of depreciation and amortization

Revenue for AFC for the three months ended June 30, 2011 increased $7.3 million, or 22%, to $39.9 million, as compared with $32.6 million for the three months ended June 30, 2010. Gross profit at AFC increased $6.3 million, or 25%, to $31.8 million, as compared with $25.5 million for the three months ended June 30, 2010. Gross margin for AFC was 80% for the three months ended June 30, 2011 versus 78% for the three months ended June 30, 2010. The increases in revenue and gross profit were primarily a result of a 7% increase in revenue per loan transaction and a 15% increase in loan transaction units. The increase in revenue per loan transaction was primarily a result of a decrease in credit losses and an increase in the average portfolio duration. Selling, general and administrative expense increased $0.3 million to $5.0 million, primarily as a result of an increase in compensation expense, partially offset by a decrease in incentive compensation.

Revenue for AFC for the six months ended June 30, 2011 increased $19.8 million, or 34%, to $78.4 million, as compared with $58.6 million for the six months ended June 30, 2010. Gross profit at AFC increased $17.6 million, or 39%, to $62.6 million, as compared with $45.0 million for the six months ended June 30, 2010. Gross margin for AFC was 80% for the six months ended June 30, 2011 versus 77% for the six months ended June 30, 2010. The increases in revenue and gross profit were primarily a result of a 15% increase in revenue per loan transaction and a 16% increase in loan transaction units. The increase in revenue per loan transaction was primarily a result of the adoption of Accounting Standards Update 2009-16 in 2010, a decrease in credit losses and related provision and increases in the average portfolio duration, floorplan fee income and other revenue. Selling, general and administrative expense increased $1.0 million to $9.5 million, primarily as a result of an increase in legal and professional fees as well as an increase in compensation expense, partially offset by a decrease in incentive compensation.

LIQUIDITY AND CAPITAL RESOURCES

The company believes that the significant indicators of liquidity for its business are cash on hand, cash flow from operations, working capital and amounts available under its credit facility. The company’s principal sources of liquidity consist of cash generated by operations and borrowings under its revolving credit facility.

(Dollars in millions)	June 30, 2011	December 31, 2010	June 30, 2010

Cash and cash equivalents	$200.3	$119.1	$289.4
Restricted cash	6.8	8.6	8.3
Working capital	286.6	287.9	391.5
Amounts available under credit facility*	250.0	250.0	250.0
Cash flow from operations	157.5		327.9

*	KAR Auction Services, Inc. has a $250 million revolving line of credit as part of the company’s Credit Agreement, which was undrawn as of June 30, 2011. There were related outstanding letters of credit totaling approximately $29.6 million, $29.4 million and $32.7 million at June 30, 2011, December 31, 2010 and June 30, 2010, respectively, which reduce the amount available for borrowings under the senior credit facility.

For the six months ended June 30, 2011, the Company used cash of $39.3 million to purchase property, plant, equipment and computer software and $6.5 million for an acquisition and contingent payments for previous acquisitions. In addition, the Company extinguished its former senior secured credit facility and other debt by using proceeds from the new Term Loan B as well as cash on hand to pay; i) all principal outstanding and interest due under the company’s 2007 Credit Agreement, and ii) the principal and net premiums related to the repurchase of the company’s 8  3/4% Senior Notes and 10% Senior Subordinated Notes.

Non-GAAP Financial Measures

The company provides historical and forward-looking non-GAAP measures called EBITDA, Adjusted EBITDA, adjusted net income and adjusted net income per share. Management believes that these measures provide investors additional meaningful methods to evaluate certain aspects of the company’s results period over period and for the other reasons set forth previously.

Earnings guidance also does not contemplate future items such as business development activities, strategic developments (such as restructurings or dispositions of assets or investments), significant expenses related to litigation and changes in applicable laws and regulations (including significant accounting and tax matters). The timing and amounts of these items are highly variable, difficult to predict, and of a potential size that could have a substantial impact on the company’s reported results for any given period. Prospective quantification of these items is generally not practicable. Forward-looking non-GAAP guidance excludes stock-based compensation under certain equity grants related to the 2007 merger, increased depreciation and amortization expense that resulted from the 2007 revaluation of the company’s assets, as well as one-time charges, net of taxes.